                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 11, 2000

                             BEYOND.COM CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            0-24457                                     94-3212136
    (Commission File Number)                (I.R.S. employer identification No.)



                            3200 PATRICK HENRY DRIVE
                              SANTA CLARA, CA 95054
                    (Address of principal executive offices)




                                 (408) 855-3000
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On September 11, 2000, Beyond.com Corporation (the "Company") consummated the exchange offer of its 7 1/4% Convertible Subordinated Notes (the "Old Notes") due December 1, 2003 for its 10 7/8% Convertible Subordinated Notes (the "New Notes") due December 1, 2003 (the "Exchange Offer"). The Exchange Offer expired on September 6, 2000 at 5:00 p.m., Eastern Daylight Time. Holders of approximately 98.6% of the Old Notes exchanged their Old Notes, with an aggregate value of approximately $62.3 million, for New Notes, with an aggregate value of approximately $41.6 million.

        As a result of the Exchange Offer, the Company's balance sheet as of June 30, 2000 (on a pro forma basis including the effect of the Exchange Offer) reflects that the Company's Net Tangible Assets (as defined in the Nasdaq National Market Continued Inclusion Requirements) are $30.2 million, which exceeds Nasdaq's listing requirement of $4 million. Furthermore, at the close of business on September 11, 2000, the Company's common stock closed at a bid price of $1.1875.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


             (c) Exhibits.

99.1 Press Release dated September 7, 2000

99.2 Unaudited Pro Forma Balance Sheet of Beyond.com Corporation as of June 30, 2000 adjusted to reflect the consummation of the Exchange Offer

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BEYOND.COM CORPORATION

                                       By: /s/  Curtis A. Cluff
                                          ------------------------------------
                                          Curtis A. Cluff
                                          Chief Financial Officer



Dated:  September 11, 2000

                                 EXHIBIT INDEX

 EXHIBIT       DESCRIPTION
 -------       -----------
   99.1        Press Release dated September 7, 2000

   99.2        Unaudited Pro Forma Balance Sheet of Beyond.com Corporation as of
               June 30, 2000 adjusted to reflect the consummation of the Exchange Offer
